Avid Announces Third Quarter 2014 Financial Results

Reports Year-on-Year Growth in Revenue, Net income, Free Cash Flow and Adjusted EBITDA

BURLINGTON, MA, November 13, 2014 Avid® (OTC: AVID) announced today that it has filed its Form 10-Q for the fiscal quarter ended September 30, 2014.

Third Quarter Highlights

•	Revenue of $142.4 million and non-GAAP net income of $22.5 million, an increase of 2.5% and over 59%, respectively versus Q3 2013

•	Adjusted EBITDA of $27.3 million, up 37% from Q3 2013

•	Free cash flow generation of $8.1 million, up year-on-year and sequentially

•	Bookings of $112.2 million, compared with $127.0 million for Q3 2013

•	Non-GAAP gross margin improved 320 basis points, while operating expense declined 1.5% year-on-year

•	Over 3,200 new Media Composer cloud based subscription users as of September 30, 2014 with average monthly growth rate of 45% over first four months.

“In the third quarter we continued to see the benefits of our focus on generating sustainable, profitable growth,” said Louis Hernandez, Jr, President, CEO and Chairman of Avid. “Market reception for our technology platform continues to build, and the growth from newer, higher-margin products such as the Avid MediaCentral Platform is translating to improved profitability and cash flow. We were also pleased to see early momentum in Media Composer subscription adoption over the first few months. We are encouraged with the progress to date on executing our strategy and are confident the Company is laying a solid foundation for future growth.”

The Company’s financial guidance for fiscal year 2014 was unchanged and reflects;

•	Adjusted EBITDA of $64 million to $72 million

•	Annual bookings growth of 0%-3%

•	Free cash flow of approximately $15 million to $20 million

“The Company’s strong adjusted EBITDA and free cash flow for the third quarter, which was driven by higher revenue, a richer product mix and lower costs, demonstrates the effectiveness of our three-phased transformation to create value through both growth and efficiency,” said John Frederick, Executive Vice President, Chief Financial and Administrative Officer of Avid. “We are also pleased to affirm our previously announced guidance for fiscal year 2014.”

The Company has been in communication with the NASDAQ staff and still expects to be re-listed on the NASDAQ stock exchange before the end of the year. In the interim, Avid stock will continue to trade on OTC Markets - OTC Pink Tier under the trading symbol AVID. For quotes or additional information on OTC Markets and the OTC Pink Tier, please visit http://www.otcmarkets.com.

Avid includes non-GAAP financial measures in this press release, including adjusted EBITDA and free cash flow. The reconciliations to the Company's comparable GAAP financial measures for the periods presented are included in the tables in the appendix to this press release. The Company also includes the operational metric of bookings in this release.

Conference Call
A conference call to discuss Avid's financial results for the second quarter of 2014 will be held on Tuesday, November 18, 2014 at 4:30 p.m. ET. The call will be open to the public and can be accessed by dialing 719.325.2458 and referencing confirmation code 6221806. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Non-GAAP Measures and Bookings
Avid has in this press release presented a number of non-GAAP financial measures as set forth and reconciled in the tables in the appendix of this press release.

Avid defines adjusted EBITDA as non-GAAP operating profit or loss excluding depreciation and all amortization expense. Avid non-GAAP operating results and non-GAAP earnings per share exclude restructuring costs, stock based compensation, amortization and impairment of intangibles as well as other unusual items such as costs related to the restatement; M&A related activity; or impact of significant legal settlements. Avid defines free cash flow as GAAP operating cash flow less capital expenditures and excludes payments or receipts related to M&A, significant legal settlements, restructuring, restatement or other non-operational or non-recurring events. These non-GAAP measures also reflect how Avid manages its businesses internally and are consistent with the financial metrics that are included in management incentive plans.

Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The reconciliation of non-GAAP to GAAP financial measures is in the tables included in this press release.

Avid references bookings in this press release. Bookings are an operational metric which is defined as the amount of revenue we expect to earn from an agreement between Avid and a customer for goods and services over the course of the agreement. To count as a booking, we expect there to be persuasive evidence of an agreement between us and our customer and that the collectability of the amounts payable under the arrangement are reasonably assured. Due to the timing of revenue recognition, all of the revenue related to the booking may not be recorded in the period that it was transacted and would therefore be reported as part of revenue backlog and/or deferred revenue, thereby providing visibility into future revenue. However, because our bookings are based on orders that, under certain circumstances can be cancelled or adjusted, bookings may not convert into revenue earned.

Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about our anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding our recently filed financial statements or other information included herein based upon or otherwise incorporating judgments or estimates, including statements herein relating to future performance such as our future adjusted EBITDA, earnings, bookings, free cash flow, payments for restatement-related expenses; our future strategy and business plans; our objective to obtain relisting on the NASDAQ Stock Market and to have our shares of common stock trade on that market; and our anticipated timing for filing our future quarterly reports. These forward-looking statements are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Unknown risks and uncertainties include, but are not limited to the effect on our sales, operations and financial performance resulting from the identified material weaknesses in our internal control of financial reporting; the delisting of our stock from NASDAQ; the previously disclosed ongoing SEC and Department of Justice inquiries; pending litigation, including the previously disclosed class action and possibility of further legal proceedings adverse to our Company resulting from the restatement or related matters; the costs associated with the restatement; our ability to have our shares relisted on the NASDAQ stock market; our liquidity; our ability to execute our strategic plan and meet customer needs; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance in particular geographies or markets, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; and variances in our backlog and the realization thereof. Moreover, the business may be adversely affected by future legislative, regulatory or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in our filings with the SEC. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Avid
Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption for the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, music recordings, and television shows, to live concerts and news broadcasts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn; or subscribe to Avid Blogs.

© 2014 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

Media Contact                Investor Contact
Lisa Kilborn                    Tom Fitzsimmons
Avid                        Avid
978.640.3230                    978.640.3346

lisa.kilborn@avid.com                tom.fitzsimmons@avid.com

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net revenues:
Products	$105,330	$92,969	$287,215	$291,545
Services	37,099	45,924	114,840	124,764
Total net revenues	142,429	138,893	402,055	416,309

Cost of revenues:
Products	37,807	39,683	107,898	115,600
Services	14,981	16,372	45,975	47,040
Amortization of intangible assets	—	158	50	1,310
Total cost of revenues	52,788	56,213	153,923	163,950

Gross profit	89,641	82,680	248,132	252,359

Operating expenses:
Research and development	22,154	23,239	67,178	70,693
Marketing and selling	31,410	31,512	98,522	99,324
General and administrative	20,644	22,715	58,959	54,443
Amortization of intangible assets	373	660	1,251	1,981
Restructuring costs (recoveries), net	—	688	(165)	2,879
Total operating expenses	74,581	78,814	225,745	229,320

Operating income	15,060	3,866	22,387	23,039

Interest and other expense, net	(455)	(363)	(1,163)	(868)
Income before income taxes	14,605	3,503	21,224	22,171

Provision for income taxes, net	365	921	1,427	2,147
Net income	14,240	2,582	19,797	20,024

Net income per common share - basic and diluted	$0.36	$0.07	$0.51	$0.51

Weighted-average common shares outstanding - basic	39,133	39,075	39,117	39,031
Weighted-average common shares outstanding - diluted	39,201	39,076	39,164	39,066

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP
Net Revenues	$142,429	$138,893	$402,055	$416,309
Cost of revenues	52,788	56,213	153,923	163,950
Gross profit	89,641	82,680	248,132	252,359
Operating expenses	74,581	78,814	225,745	229,320
Operating income	15,060	3,866	22,387	23,039
Interest and other expense, net	(455)	(363)	(1,163)	(868)
Provision for income taxes, net	365	921	1,427	2,147
Net income	$14,240	$2,582	$19,797	$20,024
Weighted-average common shares outstanding - diluted	39,201	39,076	39,164	39,066
Net income per share - diluted	$0.36	$0.07	$0.51	$0.51

Adjustments to GAAP Results
Cost of Revenues
Amortization of intangible assets	—	158	50	1,310
Stock-based compensation	78	185	394	623
Operating Expenses
Amortization of intangible assets	373	660	1,251	1,981
Restructuring costs (recoveries), net	—	688	(165)	2,879
Restatement costs	8,564	8,730	19,408	12,428
Gain on sale of assets	—	—	—	(125)
Stock-based compensation
R&D	96	137	336	455
Sales & Marketing	252	402	1,186	1,455
G&A	(1,107)	808	802	3,183
Other
Tax adjustment	4	(215)	(7)	(645)

Non-GAAP
Net revenues	142,429	138,893	402,055	416,309
Cost of revenues	52,710	55,870	153,479	162,017
Gross Profit	89,719	83,023	248,576	254,292
Operating Expenses	66,403	67,389	202,927	207,064
Operating Income	23,316	15,634	45,649	47,228
Interest and other expense, net	(455)	(363)	(1,163)	(868)
Provision for income taxes, net	361	1,136	1,434	2,792
Net income	22,500	14,135	43,052	43,568

Net income per share - diluted	$0.57	$0.36	$1.10	$1.12

Adjusted EBITDA
Non-GAAP Operating Income (from above)	23,316	15,634	45,649	47,228
Depreciation	3,968	4,302	12,294	13,451
Amortization of capitalized software development costs	28	49	127	228
Adjusted EBITDA	27,312	19,985	58,070	60,907

Free Cash Flow
GAAP net cash provided by (used in) operating activities	5,252	(4,472)	(20,830)	(10,028)
Capital Expenditures	(5,269)	(3,708)	(11,660)	(8,998)
Restructuring Payments	1,274	3,256	6,085	10,671
Restatement Payments	6,814	3,919	22,902	5,433
Free Cash Flow	$8,071	$(1,005)	$(3,503)	$(2,922)

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30,	December 31,
	2014	2013
ASSETS:
Current assets:
Cash and cash equivalents	$22,476	$48,203
Accounts receivable, net of allowances of $11,255 and $13,963
at September 30, 2014 and December 31, 2013, respectively	56,011	56,770
Inventories	53,977	60,122
Deferred tax assets, net	497	522
Prepaid expenses	6,573	7,778
Other current assets	15,995	17,493
Total current assets	155,529	190,888

Property and equipment, net	34,414	35,186
Intangible assets, net	2,830	4,260
Long-term deferred tax assets, net	2,272	2,415
Other long-term assets	2,161	2,393
Total assets	$197,206	$235,142

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable	$34,509	$33,990
Accrued compensation and benefits	26,701	30,342
Accrued expenses and other current liabilities	31,649	41,273
Income taxes payable	6,032	6,875
Short-term debt	8,000	—
Deferred tax liabilities, net	—	14
Deferred revenues	221,830	211,403
Total current liabilities	328,721	323,897

Long-term deferred tax liabilities, net	536	565
Long-term deferred revenues	195,507	255,429
Other long-term liabilities	13,676	14,586
Total liabilities	538,440	594,477

Stockholders' deficit:
Common stock	423	423
Additional paid-in capital	1,044,096	1,043,384
Accumulated deficit	(1,316,729)	(1,336,526)
Treasury stock at cost	(70,855)	(72,543)
Accumulated other comprehensive income	1,831	5,927
Total stockholders' deficit	(341,234)	(359,335)

Total liabilities and stockholders' deficit	$197,206	$235,142

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended
	September 30,
	2014	2013

Cash flows from operating activities:
Net income	$19,797	$20,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,721	16,970
(Recovery) expense from doubtful accounts	(177)	140
Gain on sale of assets	—	(125)
Stock-based compensation expense	2,718	5,716
Non-cash interest expense	220	220
Foreign currency transaction losses (gains)	(494)	(856)
(Benefit from) provision for deferred taxes	(6)	6
Changes in operating assets and liabilities:
Accounts receivable	931	12,255
Inventories	6,145	7,473
Prepaid expenses and other current assets	646	965
Accounts payable	585	(4,823)
Accrued expenses, compensation and benefits and other liabilities	(14,842)	(1,348)
Income taxes payable	(603)	(475)
Deferred revenues	(49,471)	(66,170)
Net cash used in operating activities	(20,830)	(10,028)

Cash flows from investing activities:
Purchases of property and equipment	(11,660)	(8,998)
Proceeds from divestiture of consumer business	1,500	—
Proceeds from sale of assets	—	125
Decrease (increase) in other long-term assets	51	(25)
Net cash used in investing activities	(10,109)	(8,898)

Cash flows from financing activities:
Proceeds from the issuance of common stock under employee stock plans	1	177
Common stock repurchases for tax withholdings for net settlement of equity awards	(318)	(263)
Proceeds from revolving credit facilities	20,500	—
Payments on revolving credit facilities	(12,500)	—
Net cash provided by (used in) financing activities	7,683	(86)

Effect of exchange rate changes on cash and cash equivalents	(2,471)	(1,145)
Net decrease in cash and cash equivalents	(25,727)	(20,157)
Cash and cash equivalents at beginning of period	48,203	70,390
Cash and cash equivalents at end of period	$22,476	$50,233